UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011 (August 3, 2011)

MERCHANTS & MARINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Mississippi	000-53198	26-2498567
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3118 Pascagoula Street, Pascagoula, Mississippi	39567
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (228) 762-3311

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 3, 2011, Merchants & Marine Bancorp, Inc., a Mississippi corporation (the “Company”) issued a press release announcing that the Company’s wholly-owned subsidiary, Merchants & Marine Bank, a Mississippi state banking corporation, entered into a Purchase and Assumption Agreement, dated as of August 3, 2011 (the “Purchase Agreement”) with Heritage First Bank, an Alabama state banking corporation (“Heritage First”) and wholly-owned subsidiary of Heritage First Bancorp, Inc., a Georgia corporation, to acquire approximately $55 million of the assets and certain liabilities of the branch offices of Heritage First located in Crossville and Gulf Shores, Alabama, respectively. The Purchase Agreement is subject to customary closing conditions, including receipt of applicable regulatory approvals. The Company intends to consummate the Purchase Agreement during the fourth quarter of 2011.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS & MARINE BANCORP, INC.

Date: August 5, 2011	By:	/s/ Royce Cumbest

Royce Cumbest
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 3, 2011.